Exhibit 10.1

                       ACRYLONITRILE SEPARATION AGREEMENT
                       ----------------------------------

           This ACRYLONITRILE SEPARATION AGREEMENT (this "Separation Agreement") is entered into by and among O&D USA LLC ("O&D"), a Delaware limited liability company, BP Amoco Chemical Company ("BP"), a Delaware corporation, ANEXCO, LLC ("ANEXCO"), a Delaware limited liability company, and Sterling Chemicals, Inc. ("Sterling"), a Delaware corporation, effective as of May 31, 2005 (the "Effective Date"), with reference to the following facts:

           A. Sterling owns a plant in Texas City, Texas (the "AN Plant") for the production of acrylonitrile ("AN") that has not been in operation since February 2005 due to Sterling's alleged force majeure event, which is specifically an alleged inability to purchase propylene in adequate quantities, affecting Sterling's ability to fulfill certain contractual obligations to O&D and ANEXCO. O&D and ANEXCO dispute Sterling's declaration of the alleged force majeure event. On May 6, 2005, O&D and Sterling agreed in principle to a settlement of such dispute (the "May 6 Settlement Agreement").

           B. O&D and Sterling are the only two members of ANEXCO, and each owns a fifty percent (50%) membership interest in ANEXCO.

           C. O&D and Sterling are parties to the following agreements which are referred to collectively as the "Agreements" herein: (i) an Acrylonitrile Expanded Relationship and Master Modification Agreement dated effective as of June 19, 2003 (the "ER Agreement"); (ii) an Amended and Restated Production Agreement dated effective as of March 31, 1998 (as amended, the "Production Agreement"); (iii) a Joint Venture Agreement dated effective as of March 31, 1998 (as amended, the "ANEXCO JV Agreement"); (iv) a Limited Liability Company Agreement of ANEXCO, LLC dated effective as of March 31, 1998 (the "ANEXCO LLC Agreement"); (v) a Catalyst Sales Contract dated effective as of March 31, 1998 (as amended, the "Catalyst Agreement"); (vi) a letter agreement dated April 23, 1998 (the "April 23 Letter Agreement"); (vii) a letter agreement dated March 31, 1998 (the "March 31 Letter Agreement"); (viii) a European Distribution Agreement dated effective as of March 31, 1998 (as amended, the "European Distribution Agreement"); (ix) a License Agreement dated effective as of April 15, 1988 (the "License Agreement"); and (x) a Security Agreement dated as of August 1, 1988 (the "Security Agreement"). Effective April 1, 2005, BP assigned its interests in the Agreements to O&D.

           D. In satisfaction of the May 6 Settlement Agreement, the parties hereto have entered into this Separation Agreement to provide for: (i) up to three distributions by ANEXCO to Sterling; (ii) the transfer of Sterling's 50% ownership interest in ANEXCO to O&D; (iii) the termination of the Agreements, except the ANEXCO LLC Agreement, the Catalyst Agreement and the License Agreement; (iv) the amendment and restatement of the Catalyst Agreement and the License Agreement; (v) O&D's payment to Sterling of the sum of Seven Hundred Thousand Dollars and No Cents ($700,000.00); and (vi) certain waivers and releases by the parties related to their AN business relationship through the Effective Date.

      NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:


               ARTICLE I: DISTRIBUTIONS BY ANEXCO, LLC TO STERLING
               ---------------------------------------------------

1.1 Earnings Distribution. The "Earnings Distribution" will be Four Million, Eight Hundred Thousand U.S. Dollars (U.S. $4,800,000) (the "Initial Distribution"), as adjusted by the Supplemental Distribution, if any, and the Final Distribution, if any.

           1.1.1 Initial Distribution. The Initial Distribution will be made by ANEXCO to Sterling in immediately available funds at Closing. At Closing, Sterling will execute and deliver to ANEXCO a receipt for such Initial Distribution, substantially in the form of the receipt attached hereto as Exhibit A-1.

           1.1.2 Supplemental Distribution. On July 15, 2005, ANEXCO shall pay Sterling up to $1,500,000 in immediately available funds (the "Supplemental Distribution") to the extent that ANEXCO has not incurred a bad debt write-off (in accordance with generally accepted U.S. accounting principles consistently applied) of any accounts receivable due ANEXCO from "Customer A" (as such term is defined in a letter agreement by and between ANEXCO and Sterling dated as of the Effective Date (the "Customer Letter Agreement") as of the date of the Separation Agreement. The parties hereto acknowledge and agree that, for purposes of this Section 1.1.2, any funds received by ANEXCO from Customer A from and after the date of this Separation Agreement shall be applied to the outstanding balance due ANEXCO as of the date of this Separation Agreement, irrespective of any allocation of such funds by Customer A or ANEXCO to any other purpose. If ANEXCO incurs any such bad debt write-off on or before July 15, 2005, the amount of the Supplemental Distribution shall be reduced by an amount equal to the lesser of $1,500,000 and 10% of such bad debt write-off. Upon receipt of any Supplemental Distribution, Sterling will execute and deliver to ANEXCO a receipt for such Supplemental Distribution, substantially in the form of the receipt attached hereto as Exhibit A-2.

           1.1.3 Audited Financials. As soon as practicable, ANEXCO will engage a firm of independent certified public accountants to prepare audited financial statements for ANEXCO as of May 31, 2005 (the "Audited Financials"). ANEXCO will deliver to Sterling a copy of the Audited Financials as soon as practicable after receiving the Audited Financials in final form from the accountants. During the 30-day period beginning with Sterling's receipt of the Audited Financials (the "Review Period"), Sterling may examine the Audited Financials. If Sterling objects to anything contained in the Audited Financials, Sterling shall notify ANEXCO in writing (such notice, a "Disagreement Notice") on or before the last day of the Review Period, setting forth a specific description of Sterling's objections and the amount of any adjustments that Sterling believes should be made. If no Disagreement Notice is delivered within the Review Period, the Audited Financials shall be


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
                      deemed to have been accepted by Sterling. In the event that a Disagreement Notice is delivered in accordance with this Section, ANEXCO and Sterling shall attempt to resolve the objections set forth therein within 30 days of receipt of such Disagreement Notice. If ANEXCO and Sterling resolve the objections, the Audited Financials shall be adjusted and revised as necessary to reflect such resolution solely for the purposes of this Separation Agreement. If ANEXCO and Sterling are unable to resolve all the objections set forth in the Disagreement Notice within such 30-day period, ANEXCO and Sterling shall jointly appoint, within five days of the end of such 30-day period, a mutually agreeable nationally recognized audit firm (the "CPA Firm"). If ANEXCO and Sterling cannot agree on the appointment of a CPA Firm, then the CPA Firm shall be drawn by lot from the names of an equal number of nationally recognized audit firms submitted by ANEXCO and Sterling. The CPA Firm, acting as experts and not as arbitrators, shall review the objections set forth in the Disagreement Notice that have not been resolved by ANEXCO and Sterling (collectively, the "Differences") as well as any responsive statements to the Differences in the Disagreement Notice made by ANEXCO. The CPA Firm shall be instructed to make its determination of the appropriate resolution of the Differences within 15 days after its appointment. ANEXCO and Sterling shall each pay 50% of the fees and disbursements of the CPA Firm. ANEXCO and Sterling shall each provide to the CPA Firm reasonable cooperation while the CPA Firm develops its determination. In addition, ANEXCO shall provide the CPA Firm full access (during normal business hours and upon reasonable notice) to its books, ledgers, files, reports and operating records, as well as the Audited Financials. The CPA Firm's resolution of the Differences shall be conclusive and binding upon the parties. The Audited Financials shall be adjusted and revised as necessary to reflect any Differences resolved by the CPA Firm solely for the purposes of this Separation Agreement.

           1.1.4 Final Distribution Adjustment. The "Final Distribution" will be equal to (a) Sterling's share of ANEXCO equity on the Effective Date (which will equal the value of "Member Current Account - SCI", as reflected in the Audited Financials (prior to the Initial Distribution), less (b) the Initial Distribution, less (c) the Supplemental Distribution, if any. The Final Distribution shall be made on or before the latest to occur of (i) the 30th day after receipt by Sterling of the Audited Financials, (ii) the 15th day after the resolution by ANEXCO and Sterling of all objections set forth in any Disagreement Notice and
                      (iii) the 15th day after resolution by the CPA Firm of any Differences. If the Final Distribution is a positive value, ANEXCO will pay that amount in immediately available funds to Sterling. If the Final Distribution is a negative value, Sterling will pay an amount equal to the absolute value of the Final Distribution in immediately available funds to ANEXCO. After confirming receipt of the Final Distribution, if any, the receiving party as designated above will immediately execute and deliver to the paying party a receipt for such Final Distribution, substantially in the form of the receipt attached hereto as Exhibit A-3.


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       ARTICLE II: SALE AND PURCHASE OF STERLING'S INTEREST IN ANEXCO, LLC
       -------------------------------------------------------------------

2.1 Sale and Purchase. At Closing (as defined in Section 5.1 below), Sterling will sell, convey, transfer, assign and deliver, and O&D will purchase and accept delivery of, all of Sterling's 50% ownership interest in ANEXCO, LLC ("ANEXCO Interest") for $1. At Closing, Sterling will execute and deliver to O&D an Assignment Agreement, substantially in the form of the Assignment Agreement attached hereto as Exhibit B and title to the ANEXCO Interest will pass from Sterling to O&D. Immediately after the Closing, Sterling will cease to be a member of ANEXCO, LLC; Sterling will cease to have any rights under the ANEXCO LLC Agreement; and O&D, as the sole member of ANEXCO, LLC, will execute an Amended and Restated ANEXCO LLC Agreement.

2.2 Resignations of Sterling Individuals as Officers and Directors of ANEXCO. At Closing, John Beaver, Paul Rostek and any other Sterling employees, current or former, each will resign from any and all positions with ANEXCO, including any office and any seat on the board of managers of ANEXCO. At Closing, John Beaver, Paul Rostek and such other Sterling employees each will execute and deliver a resignation letter, substantially in the form of the letter attached hereto as Exhibit C.

2.3 Representations and Warranties of Sterling. Sterling hereby represents and warrants as follows:

           2.3.1 Interests. Sterling shall deliver the ANEXCO Interest to O&D free and clear of all liens, pledges, security interests, restrictions, encumbrances and claims. The ANEXCO Interest represents all of the interests in ANEXCO owned by or owing to, directly or indirectly, Sterling or its affiliates, and Sterling has not sold, assigned or transferred all or any portion of any interest in ANEXCO to any person or entity.

           2.3.2 Organization. Sterling is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Sterling has the corporate power to conduct its business as presently conducted and to own and hold the properties used in connection therewith.

           2.3.3 Corporate Authority and Action. Sterling has the corporate power and authority to enter into this Separation Agreement and to perform all of its obligations hereunder and consummate the transactions contemplated hereby. Sterling has taken or will take all necessary and appropriate corporate actions to authorize, execute and deliver this Separation Agreement and to consummate the transactions contemplated hereby. This Separation Agreement constitutes the valid and binding obligation of Sterling, enforceable in accordance with its terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by principles of equity).


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
           2.3.4 Contracts and Agreements. The execution and performance of this Separation Agreement will not violate the terms of, or operate as a default under, any contract or agreement to which Sterling is a party.

2.4 Representations and Warranties of O&D. O&D hereby represents and warrants as follows:

           2.4.1 Organization. O&D is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. O&D has the power to conduct its business as presently conducted and to own and hold the properties used in connection therewith.

           2.4.2 Authority and Action. O&D has the power and authority to enter into this Separation Agreement and to perform all of its obligations hereunder and consummate the transactions contemplated hereby. O&D has taken or will take all necessary and appropriate actions to authorize, execute and deliver this Separation Agreement and to consummate the transactions contemplated hereby. This Separation Agreement constitutes the valid and binding obligation of O&D, enforceable in accordance with its terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by principles of equity).

           2.4.3 Contracts and Agreements. The execution and performance of this Separation Agreement will not violate the terms of, or operate as a default under, any contract or agreement to which O&D is a party.

2.5 Representations and Warranties of BP. BP hereby represents and warrants as follows:

           2.5.1 Organization. BP is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. BP has the corporate power to conduct its business as presently conducted and to own and hold the properties used in connection therewith.

           2.5.2 Corporate Authority and Action. BP has the corporate power and authority to enter into this Separation Agreement and to perform all of its obligations hereunder and consummate the transactions contemplated hereby. BP has taken or will take all necessary and appropriate corporate actions to authorize, execute and deliver this Separation Agreement and to consummate the transactions contemplated hereby. This Separation Agreement constitutes the valid and binding obligation of BP, enforceable in accordance with its terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by principles of equity).


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
           2.5.3 Contracts and Agreements. The execution and performance of this Separation Agreement will not violate the terms of, or operate as a default under, any contract or agreement to which BP is a party.

2.6 Representations and Warranties of ANEXCO. ANEXCO hereby represents and warrants as follows:

           2.6.1 Organization. ANEXCO is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. ANEXCO has the power to conduct its business as presently conducted and to own and hold the properties used in connection therewith.

           2.6.2 Authority and Action. ANEXCO has the power and authority to enter into this Separation Agreement and to perform all of its obligations hereunder and consummate the transactions contemplated hereby. ANEXCO has taken or will take all necessary and appropriate actions to authorize, execute and deliver this Separation Agreement and to consummate the transactions contemplated hereby. This Separation Agreement constitutes the valid and binding obligation of ANEXCO, enforceable in accordance with its terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by principles of equity).

           2.6.3 Contracts and Agreements. The execution and performance of this Separation Agreement will not violate the terms of, or operate as a default under, any contract or agreement to which ANEXCO is a party.

2.7 Further Assurances. Sterling, O&D, BP and ANEXCO each, from time to time, upon the reasonable request of any other party, will execute, acknowledge or deliver or cause to be executed, acknowledged or delivered, such instruments, documents, certifications and further assurances and take such further action as may be necessary or appropriate to carry out the purposes of and the transactions contemplated by this Separation Agreement.

           ARTICLE III: TERMINATION AND AMENDMENT OF CERTAIN CONTRACTS
           -----------------------------------------------------------

3.1 Termination of Certain Contracts. O&D, BP, Sterling and ANEXCO agree that, at Closing, the ER Agreement, the Production Agreement, the ANEXCO JV Agreement, the April 23 Letter Agreement, the March 31 Letter Agreement, the European Distribution Agreement and the Security Agreement will each automatically terminate; and none of the parties will have any further rights or obligations thereunder.


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
3.2        Amendment and Restatement of Certain Contracts.

           3.2.1 Catalyst Agreement. At Closing, O&D and Sterling will execute and deliver an Amended and Restated Catalyst Agreement, substantially in the form set forth in Exhibit D attached hereto.

           3.2.2 License Agreement. At Closing, O&D and Sterling will execute and deliver an Amended and Restated License Agreement, substantially in the form set forth in Exhibit E attached hereto.

3.3 Termination of All Other Contracts Relating to AN. O&D, BP, ANEXCO and Sterling agree that any agreement or contract to which Sterling, on the one hand, and any of the other parties, on the other hand, is a party and that is related to AN, any raw material for AN and/or the AN Plant which is not specifically mentioned in Section 3.1 or 3.2 above (the "Other AN Agreements") will automatically terminate at Closing, and none of the parties will have any further rights or obligations thereunder. Notwithstanding anything to the contrary, any agreements or contracts between O&D or BP, on the one hand, and Sterling, on the other hand, with respect to acetic acid, benzene, ethylene or any other products not related to AN, any raw material for AN and/or the AN Plant shall be unaffected by this Separation Agreement.

3.4 Payment by O&D. At Closing, O&D will pay to Sterling in immediately available funds the amount of Seven Hundred Thousand U.S. Dollars ($700,000) (the "Settlement Payment"). At Closing, Sterling will execute and deliver to O&D a receipt for such Settlement Payment, substantially in the form of the receipt attached hereto as Exhibit A-4.

3.5 Release of Lien. At Closing, the Collateral (as defined in the Security Agreement) shall automatically be released and discharged from the security interest granted under the Security Agreement.

                        ARTICLE IV: WAIVERS AND RELEASES
                        --------------------------------

4.1 Sterling. Sterling waives, releases and forever discharges O&D, BP and ANEXCO, their respective parents, subsidiaries and affiliates, and their respective officers, directors, agents, employees, attorneys and successors and assigns (the "4.1 Released Parties") from all claims, demands, damages, liabilities, amounts owed, expenses, and costs whatsoever arising by reason of the Agreements, any Other AN Agreement or the AN business prior to or on the Effective Date which Sterling has, may have or, but for the execution of this Separation Agreement, could have had against the 4.1 Released Parties by reason of the Agreements, any Other AN Agreement or the AN business or by reason of any matter in any way relating to, directly or indirectly, the Agreements, any Other AN Agreement or the AN business, except for (a) those obligations specifically undertaken by the 4.1 Released Parties in this Separation Agreement, the Amended and Restated Catalyst Agreement, the Amended and Restated License Agreement or the Customer Letter Agreement, (b) any payment


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
           obligation of O&D for the actual May 2005 Fixed Cost Component as determined by the terms of the Production Agreement within twenty
           (20) days of receiving an invoice issued by Sterling for such amount, which payment obligation will not exceed US$380,000, (c) any payment obligation of ANEXCO for acrylonitrile shipped to ANEXCO by Sterling prior to or on the Effective Date in accordance with the agreed payment terms; and (d) any payment obligation of O&D for European price adjustments for the fourth quarter of 2004 and for the first quarter of 2005 in accordance with the payment terms of the European Distribution Agreement.

4.2 O&D. O&D waives, releases and forever discharges Sterling and ANEXCO, their respective parents, subsidiaries and affiliates, and their respective officers, directors, agents, employees, attorneys and successors and assigns (the "4.2 and 4.3 Released Parties") from all claims, demands, damages, liabilities, amounts owed, expenses, and costs whatsoever arising by reason of the Agreements, any Other AN Agreement or the AN business prior to or on the Effective Date which O&D has, may have or, but for the execution of this Separation Agreement, could have had against the 4.2 and 4.3 Released Parties by reason of the Agreements, any Other AN Agreement or the AN business or by reason of any matter in any way relating to, directly or indirectly, the Agreements, any Other AN Agreement or the AN business, except for (a) any obligation specifically undertaken by the 4.2 and 4.3 Released Parties in this Separation Agreement, the Amended and Restated Catalyst Agreement, the Amended and Restated License Agreement or the U.S. Transfer Agreement by and between O&D and BP, (b) any payment obligation of ANEXCO for acrylonitrile shipped to ANEXCO by O&D prior to or on the Effective Date in accordance with the agreed payment terms; (c) with respect to ANEXCO, any equity interest held by O&D in ANEXCO as of the Effective Date, including without limitation the value of O&D's share of ANEXCO net retained earnings or equity on the Effective Date; and (d) any payment obligation of ANEXCO for its monthly management fees to O&D incurred prior to or on the Effective Date in accordance with the payment terms of the applicable invoice.

4.3 BP. BP waives, releases and forever discharges the 4.2 and 4.3 Released Parties from all claims, demands, damages, liabilities, amounts owed, expenses, and costs whatsoever arising by reason of the Agreements, any Other AN Agreement or the AN business prior to or on the Effective Date which BP has, may have or, but for the execution of this Separation Agreement, could have had against the 4.2 and 4.3 Released Parties by reason of the Agreements, any Other AN Agreement or the AN business or by reason of any matter in any way relating to, directly or indirectly, the Agreements, any Other AN Agreement or the AN business, except for any obligation specifically undertaken by the
           4.2 and 4.3 Released Parties in this Separation Agreement or the U.S. Transfer Agreement by and between O&D and BP.

4.4 ANEXCO. ANEXCO waives, releases and forever discharges O&D, BP and Sterling, their respective parents, subsidiaries and affiliates, and their respective officers, directors, agents, employees, attorneys and successors and assigns (the "4.4 Released Parties") from all claims, demands, damages, liabilities, amounts owed, expenses, and costs whatsoever arising by reason of the Agreements, any Other AN Agreement or the AN business prior to or on the Effective Date which


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
           ANEXCO has, may have or, but for the execution of this Separation Agreement, could have had against the 4.4 Released Parties by reason of the Agreements, any Other AN Agreement or the AN business or by reason of any matter in any way relating to, directly or indirectly, the Agreements, any Other AN Agreement or the AN business, except for
           (a) any obligation specifically undertaken by the 4.4 Release Parties in this Separation Agreement or the Customer Letter Agreement, (b) any payment obligation of O&D for its share of monthly management fees, fixed distribution costs, and Asian sales office commissions incurred prior to or on the Effective Date in accordance with the payment terms of the applicable invoice, and (c) any payment obligation of Sterling for its share of monthly management fees, fixed distribution costs, and Asian sales office commissions incurred prior to or on the Effective Date in accordance with the payment terms of the applicable invoice.

4.5        Finality. The waivers and releases of each party made under this
           Article IV will become effective and final, absolute and irrevocable immediately at Closing.

                             ARTICLE V: THE CLOSING
                             ----------------------

5.1 Closing. The closing of the transactions contemplated by this Separation Agreement (the "Closing") and the enforceability of the respective obligations of the parties hereunder will occur on or before the close of business on Tuesday, May 31, 2005, or at such other time as shall be mutually agreed upon by the parties hereto, upon the fulfillment of the following deliveries, which shall be mutually dependent and deemed to have taken place simultaneously:

           5.1.1      Sterling Closing Deliveries. Sterling will deliver:


                        (a) The executed Separation Agreement to O&D, ANEXCO and BP;

                        (b)   The executed Assignment Agreement to O&D;

                        (c) The executed receipt for the Initial Distribution to ANEXCO;

                        (d)   The executed Customer Letter Agreement to ANEXCO;

                        (e) The executed resignation letters of John Beaver and Paul Rostek to ANEXCO;

                        (f) The executed acknowledgement of the termination of the agreements pursuant to Section 3.1 herein, substantially in the form of Exhibit F hereto, to O&D, ANEXCO and BP;

                        (g) The executed Amended and Restated Catalyst Agreement to O&D;

                        (h) The executed Amended and Restated License Agreement to O&D;

                        (i) The executed receipt for the Settlement Payment to O&D;

                        (j)   The executed Waiver and Release to O&D;

                        (k)   The executed Waiver and Release to ANEXCO;

                        (l)   The executed Waiver and Release to BP; and

                        (m) All other documents to be delivered by Sterling to O&D, ANEXCO and/or BP on or before the Closing as specified in this Separation Agreement.


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
           5.1.2      ANEXCO Closing Deliveries. ANEXCO will deliver:

                        (a) The executed Separation Agreement to O&D, BP and Sterling;

                        (b) The Initial Distribution, by wire transfer to an account specified by Sterling;

                        (c)   The executed Customer Letter Agreement to
                              Sterling;

                        (d) The executed acknowledgement of the termination of the agreements pursuant to Section 3.1 herein, substantially in the form of Exhibit F hereto, to O&D, BP and Sterling;

                        (e)   The executed Waiver and Release to O&D;

                        (f)   The executed Waiver and Release to BP;

                        (g)   The executed Waiver and Release to Sterling; and

                        (h) All other documents to be delivered by ANEXCO to O&D, BP and/or Sterling on or before the Closing as specified in this Separation Agreement.

           5.1.3      BP Closing Deliveries. BP will deliver:

                        (a) The executed Separation Agreement to O&D, ANEXCO and Sterling;

                        (b) The executed acknowledgement of the termination of the agreements pursuant to Section 3.1 herein, substantially in the form of Exhibit F hereto, to O&D, ANEXCO and Sterling;

                        (c)   The executed Waiver and Release to ANEXCO;

                        (d)   The executed Waiver and Release to Sterling; and

                        (e) All other documents to be delivered by BP to O&D, ANEXCO and/or Sterling on or before the Closing as specified in this Separation Agreement.

           5.1.4      O&D Closing Deliveries. O&D will deliver:

                        (a) The executed Separation Agreement to BP, ANEXCO and Sterling;

                        (b)   The executed Assignment Agreement to Sterling;

                        (c) The executed acknowledgement of the termination of the agreements pursuant to Section 3.1 herein, substantially in the form of Exhibit F hereto, to BP, ANEXCO and Sterling;

                        (d) An executed UCC-3 Filing Statement with respect to O&D's security interest in the Security Agreement to Sterling;

                        (e) The executed Amended and Restated Catalyst Agreement to Sterling;

                        (f) The executed Amended and Restated License Agreement to Sterling;

                        (g) The Settlement Payment, by wire transfer to an account specified by Sterling;

                        (h)   The Waiver and Release to ANEXCO;

                        (i)   The Waiver and Release to Sterling; and

                        (j) All other documents to be delivered by O&D to ANEXCO, BP and/or Sterling on or before the Closing as specified in this Separation Agreement.


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
5.2 Costs. Each party hereto will bear its own costs and expenses in connection with this Separation Agreement and the transactions contemplated hereby.

5.3 Further Assurances. Each party shall, at any time and from time to time on and after the Effective Date, upon request by another party hereto and without further consideration, take or cause to be taken such actions and execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such instruments, documents, transfers, conveyances and assurances as may reasonably be required or desirable to fulfill the intent of this Separation Agreement. In addition, ANEXCO shall deliver to Sterling (a) a K-1 for 2004 within thirty days of receiving final audited financial statements from its auditor for 2004, and (b) a K-1 for the period from January 1, 2005 through the Effective Date on or before the latest to occur of (i) the 30th day after receipt by Sterling of the Audited Financials,
           (ii) the 15th day after the resolution by ANEXCO and Sterling of all objections set forth in any Disagreement Notice and (iii) the 15th day after resolution by the CPA Firm of any Differences.

                               ARTICLE VI: GENERAL
                               -------------------

6.1 Notices. All notices, request and other communications shall be in writing and shall be delivered by (a) regular, overnight or registered or certified mail (return receipt requested), with first class postage prepaid, (b) hand delivery, (c) facsimile or electronic transmission or (d) overnight courier service, to the parties at the following addresses or numbers:

           If to Sterling:                     If to O&D:

           Sterling Chemicals, Inc.            O&D USA LLC
           333 Clay Street, Suite 3600         200 East Randolph
           Houston, Texas  77002               Chicago, IL  60601
           Facsimile:  (713) 654-9577          Facsimile:  (630) 961-7669
           Attention:  General Counsel         Attention:  K'Lynne Johnson

           If to ANEXCO:                       If to BP:

           ANEXCO, LLC                         BP Amoco Chemical Company
           c/o O&D USA LLC                     150 West Warrenville Road
           150 West Warrenville Road           Naperville, IL  60563
           Naperville, IL  60563               Facsimile:  (630) 961-7661
           Facsimile:  (630) 961-7669          Attention:  Paul Watson
           Attention:  Sam Bridle

           or at such other address or number as shall be designated by either party in a notice to the other party given in accordance with this Section. Except as otherwise provided in this Separation Agreement, all such communications shall be deemed to have been duly given, (i) in the case of a notice sent by regular mail, on the date actually received by the addressee, (ii) in the case of a notice sent by registered or certified mail, on the date receipted for (or refused) on the return receipt, (iii) in the case of a notice delivered by hand, when personally delivered, (iv) in the case of a notice sent by facsimile or electronic transmission, upon transmission subject to


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
           telephone confirmation of receipt, and (v) in the case of a notice sent by overnight mail or overnight courier service, the date delivered at the designated address, in each case given or addressed as aforesaid.

6.2 Remedies. If any party hereto breaches any of its obligations hereunder, the other parties may pursue any available remedy at law or in equity, including the right of specific performance, and the exercise of such remedies shall not be a waiver of any right, remedy or provision given by or contained in this Separation Agreement. HOWEVER, IN NO EVENT SHALL ANY PARTY HERETO BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY FOR ANY CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES OR FOR LOST PROFITS OR REVENUES THAT ARISE OUT OF OR RELATE TO THIS SEPARATION AGREEMENT OR THE PERFORMANCE OR BREACH THEREOF.

6.3 Public Announcements. The terms of this Separation Agreement shall be treated as confidential by the parties. Notwithstanding the foregoing, the parties will be permitted to disclose information about this Separation Agreement or the transactions contemplated herein (a) to the extent required by law, (b) in connection with a due diligence process conducted with respect to such party as long as those receiving the due diligence materials are subject to confidentiality obligations, (c) to communicate the ownership of ANEXCO after the Closing, or (d) to the extent the parties mutually agree. The parties acknowledge and agree that Sterling will be filing a copy of this Separation Agreement with the Securities and Exchange Commission on Form 8-K.

6.4 Independent Contractors. Each party hereto is and will be an independent contractor with respect to its rights and obligations under this Separation Agreement. The Separation Agreement will not be construed to create a partnership, joint venture, association or other entity or business organization between the parties hereto.

6.5 Assignment. This Separation Agreement shall be binding upon and shall inure to the benefit of the respective parties and their successors and assigns. No party hereto may assign any of its rights or duties under this Separation Agreement without the prior written consent of the other parties (not to be unreasonably withheld, delayed or conditioned) and any attempted assignment without such consent shall be void and unenforceable; provided, however, (a) that no such consent shall be required for assignment (i) for collateral purposes or (ii) to a successor in interest of all or substantially all of the assets or business of either party to which this Separation Agreement relates that assumes, in writing, all of the obligations of such party under this Separation Agreement and (b) no assignment by either party of any of its rights, interests or obligations hereunder shall relieve such party of its obligations under this Separation Agreement unless the other party expressly agrees otherwise in writing..

6.6 Counterparts. This Separation Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which taken together will constitute one and the same agreement.

6.7 Severability. Should any clause, sentence, paragraph, Article, subsection or Section of this Separation Agreement be judicially declared to be invalid, unenforceable, or void, such decision will not have the effect of invalidating or voiding the remainder of this Separation Agreement, and the parties hereto agree that the part or parts of this Separation Agreement so held to be invalid, unenforceable, or void will be deemed to have been stricken herefrom as if such stricken part or parts had never been included herein.

6.8 Entire Agreement; Amendment; Waiver; Headings. This Separation Agreement together with the Amended and Restated Catalyst Agreement, the Amended and Restated License Agreement and the Customer Letter Agreement set forth all of the promises, agreements, conditions, understandings, warranties, and representations between the parties with respect to the matters covered hereby and thereby, and supersede the May 6 Settlement Agreement, the ANEXCO LLC Agreement and all other prior agreements, arrangements, and understandings between the parties, whether written, oral or otherwise, with respect to the subject matter hereof and thereof. For avoidance of doubt, if there is any conflict between the terms of this Separation Agreement and the terms of the May 6 Settlement Agreement or the ANEXCO LLC Agreement, the terms of this Separation Agreement shall control. There are no promises, agreements, conditions, understandings, warranties, or representations, oral or written, express or implied, between the parties concerning the subject matter hereof or of the Amended and Restated Catalyst Agreement, the Amended and Restated License Agreement or the Customer Letter Agreement except as set forth herein or therein. No modification of or amendment to this Separation Agreement will be valid for any purpose unless made in a written document that specifically states that it is a modification of or an amendment to this Separation Agreement, and the document is signed by all of the parties. No waiver of any provision of this Separation Agreement will be valid unless made in a written document that specifically states it is a waiver under this Separation Agreement and is signed by the party against whom that waiver is sought to be enforced. No failure or delay on the part of any party in exercising any right, power, or privilege under this Separation Agreement, and no course of dealing between or among the parties, will operate as a waiver of any right, power, or privilege hereunder. No single or partial exercise of any right, power, or privilege under this Separation Agreement will preclude any other or further exercise thereof or the exercise of any other right, power, or privilege hereunder. No notice to or demand on any party under this Separation Agreement will entitle such party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any party to any other or further action in any circumstances without notice or demand. Article and Section headings are included only for convenience, and are not to be construed as a part of this Separation Agreement or in any way limiting or amplifying the provisions of this Separation Agreement or the interpretation hereof.

6.9 Governing Law. This Separation Agreement will be governed by and interpreted in accordance with the laws of the State of Texas, without regard to its principles on choice of law, except to the extent that the laws of the State of Delaware govern the transfer of the ANEXCO Interest from Sterling to O&D and any amendment to the ANEXCO LLC Agreement made herein.


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
           IN WITNESS WHEREOF, each of the parties hereto has duly executed this Separation Agreement as of the date first above written.


O&D USA LLC                                   BP AMOCO CHEMICAL COMPANY

         /s/ Jared Schnall                             /s/ Paul Watson
------------------------------------          ----------------------------------
Name:    Jared Schnall                        Name:    Paul Watson
      ------------------------------                ----------------------------
Title:   VP Sales and Marketing               Title:   PUL
       -----------------------------                 ---------------------------



ANEXCO, LLC                                   STERLING CHEMICALS, INC.

         /s/ Samuel S. Bridle                          /s/ Richard K. Crump
------------------------------------          ----------------------------------
Name:    Samuel S. Bridle                     Name:    Richard K. Crump
      ------------------------------                ----------------------------
Title:   President                            Title:   President and Chief
       -----------------------------                   Executive Officer
                                                     ---------------------------

















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